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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                    April 26, 2004

American Pacific Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8137	59-6490478

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada		89109

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:          (702) 735-2200

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Item 5.	Other Events and Regulation FD Disclosure

On April 26, 2004, American Pacific Corporation announced via press release that they had agreed to acquire the in-space propulsion (ISP Business) from Aerojet-General Corporation.  This agreement includes customary closing conditions and requires the receipt of Federal Trade Commission approval of the transaction.  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 26, 2004 regarding agreement to acquire Aerojet-General’s in-space propulsion business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PACIFIC CORPORATION

Dated: April 27, 2004	By:	/s/ SETH L. VAN VOORHEES

Seth L. Van Voorhees
Chief Financial Officer